CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 9, 2001, except for Note 11, as to which the date is February 27, 2001, accompanying the consolidated financial statements of Onvantage, Inc. (the "Company") included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No. 333-51816).





/s/ Grant Thornton LLP

San Jose, California
March 30, 2001